EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 6, 2006 for the financial statements of C.D. Packaging Systems Ltd for the year ended December 31, 2005. We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8, (File No. 333-61895 and File No. 333-55970) of Ampal-American Israel Corporation of our report dated March 6, 2006, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ Kesselman & Kesselman CPAs (Isr) A member of PricewaterhouseCoopers International Limited

March 29, 2006